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                                                                      Exhibit 99

IMMEDIATELY                                                  MEDIA RELATIONS:
                                                             Ray Boyce
                                                             212/572-7172

                                                             INVESTOR RELATIONS:
                                                             Joseph Fitzgerald
                                                             212/572-7282

                   SEAGRAM REORGANIZES ENTERTAINMENT BUSINESS

                   UNIVERSAL CEO FRANK BIONDI DEPARTS COMPANY

                    RON MEYER TO LEAD NEW ENTERTAINMENT GROUP

MONTREAL, November 16, 1998 -- The Seagram Company Ltd. (NYSE: VO) announced today that it will undertake a strategic reorganization of Universal Studios Inc., the company's entertainment business. As part of the reorganization, the Company announced that Frank J. Biondi, Jr., who held the title of Universal chairman and chief executive officer, has resigned from the Company and its Board of Directors, effective immediately.

With the reorganization, Ron Meyer, president and chief operating officer of Universal Studios Inc., now becomes Universal's senior executive, reporting directly to Seagram's president and chief executive officer, Edgar Bronfman, Jr. Mr. Meyer will oversee the operations of three of Universal's core entertainment businesses -- Universal Pictures, Universal Television and Networks Group, and Universal Studios Recreation Group. Under this new arrangement, Doug Morris, Universal Music Group chairman and chief executive officer, will report directly to Mr. Bronfman. The other operating division heads reporting directly to Mr. Bronfman are: John Hunter, chairman, and Steve Kalagher, president and chief executive officer, The Seagram Spirits And Wine Group; and Samuel Bronfman II, president, Seagram Chateau & Estate Wines Company and chairman, The Seagram Beverage Company.

Edgar Bronfman, Jr. said: "Our decision to acquire PolyGram, N.V., coupled with our on-going commitment to maximize shareholder value, led us to critically examine Universal's existing structure and operations. As a result of that evaluation, we have implemented today's changes, which will help us to be a more competitive and aggressive organization, better able to manage our entertainment assets for sustained growth and profitability."


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Mr. Bronfman continued: "In the past year, we have greatly accelerated the pace of Seagram's transformation. The USAi transaction, the PolyGram acquisition, the Tropicana sale and our stepped-up investments in our recreation business, have sharpened our focus and enhanced our entertainment portfolio. With our restructuring fundamentally behind us, we have built one of the world's foremost entertainment companies. As we go forward, we are confident of our ability to grow and to meet the ever-increasing global demand for quality entertainment products."

Mr. Bronfman concluded: "Ron Meyer has proven himself as one of the industry's most effective executives at managing and developing talent across entertainment sectors. I intend to work even more closely with Ron as we accelerate the momentum we have already achieved. Frank Biondi has made important contributions to Universal's success, and we appreciate all of his efforts. We wish him well in his future endeavors."

The Seagram Company Ltd. operates in two global business segments: spirits and wines; and entertainment. The spirits and wine businesses are engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers throughout more than 190 countries and territories. The entertainment company, Universal Studios, Inc., produces and distributes motion picture, television and home video products, and recorded music; and operates theme parks and retail stores. Headquartered in Montreal, Seagram employs 25,000 people worldwide. The Company's corporate website is located at www.seagram.com.


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